SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                                (RULE 14A-101)
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:
[  ] Preliminary Proxy Statement              [  ] Confidential, For Use of the
[  ] Definitive Proxy Statement               Commission Only  (as permitted
[  ] Definitive Additional Materials          by  Rule 14a-6(e)(2))
[X] Soliciting Material Under Rule 14a-12


                        PENNZOIL-QUAKER STATE COMPANY
               (Name of Registrant as Specified in Its Charter)

                              SHELL OIL COMPANY
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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         (1) Title of each class of securities to which transaction applies:
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         pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
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[ ] Fee paid previously with preliminary materials.

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previously. Identify the previous filing by registration statement number, or
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                              ** PRESS RELEASE **


            ROYAL DUTCH SHELL TO BECOME LUBES LEADER WITH PENNZOIL-
                       QUAKER STATE COMPANY ACQUISITION


HOUSTON, March 25, 2002--Shell Oil Company, a wholly-owned member of the Royal Dutch / Shell Group, and Pennzoil-Quaker State Company (NYSE: PZL) today announced that they have entered into a definitive agreement under which Shell Oil Company will acquire Pennzoil-Quaker State Company at a price of $22.00 per share in cash.

Paul Skinner, Managing Director of the Royal Dutch / Shell Group of Companies and Chief Executive Officer of the Group's Oil Products business said: "The combination of Shell and Pennzoil-Quaker State Company, the largest independent lubricants company in the world, will make Shell a leader in the US and global lubricants market. It also strengthens our US Oil Products business."

"This transaction, along with our previously announced transactions in Germany with RWE DEA and in the US regarding Texaco's former interests in Equilon and Motiva, marks another important step in extending our sustained downstream leadership outside the US into a global position."

The proposed transaction, which was approved by the board of directors of Pennzoil-Quaker State Company, represents a premium of approximately 42 percent over Pennzoil-Quaker State Company's closing market price of $15.49 per share on the New York Stock Exchange on March 22, 2002. The transaction has a total equity value of approximately $1.8 billion. Shell Oil Company will also assume Pennzoil-Quaker State Company's outstanding debt (Net book debt end 2001 = $1.1bln).

Under the transaction, Shell Oil Company will acquire Pennzoil-Quaker State Company through a cash merger. Completion of the transaction is subject to approval by Pennzoil-Quaker State Company stockholders and customary reviews by regulatory agencies in the United States and other relevant jurisdictions. It is expected that the transaction will be completed in the second half of 2002 and be accretive to Shell's earnings and cash flow from the first full year after completion.

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Rob Routs, President and Chief Executive Officer of Shell Oil Products US
said: "The addition of Pennzoil(R) and Quaker State(R), the number one and two brands in the key US passenger car motor oil segment, will ultimately more than replace our use of the Havoline(R) brand and complement Shell's brand strength in diesel engine lubricants."

"Combining Shell's networks and infrastructure and Pennzoil-Quaker State Company's leading motor oil brands and portfolio of other businesses, such as its car care brands and its large network of over 2000 Jiffy Lube(R) stores will be a great strategic fit and will position Shell as a leader in the US lubricants and car care business. Additionally, we expect pre-tax benefits from the transaction to total approximately $140 million per annum by 2004. One-time transaction costs and costs to achieve these benefits are estimated to be $100 million."

Jim Postl, Chief Executive Officer of the Pennzoil-Quaker State Company said, "This is a unique opportunity to immediately increase the value of Pennzoil-Quaker State for the benefit of all shareholders. Pennzoil-Quaker State will benefit significantly from being a part of an enterprise with the geographic scope, operational scale, breadth of products and services, and financial resources necessary to compete in a consolidating industry. This transaction makes the combined Shell and Pennzoil-Quaker State Company a stronger competitor in the lubricants and car care industry. I look forward to working closely with Shell


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to achieve the timely completion of this transaction and a smooth operational integration."

Pennzoil-Quaker State Company will be integrated with the existing Shell Oil Products US lubricants organization in the United States and will be based in the Houston, Texas area.

Shell Oil Products US is a leader in the marketing of fuels, lubricants, coolants, services and solutions to consumer and business-to-business customers in automotive, commercial and industrial sectors. Shell Oil Products US also operates refineries and a pipeline and terminal system and has a network of nearly 9,000 branded gasoline stations in the Western US. Shell Oil Products US is also a 50% owner of Motiva Enterprises LLC, which refines and markets branded products through 13,000 stations in Eastern and Southern states.

Shell Oil Company is an affiliate of the Royal Dutch / Shell Group of Companies (NYSE: RD). For more information, please visit www.shell.com.

Pennzoil-Quaker State Company is a leading worldwide automotive consumer products company, marketing over 1,300 products with 20 leading brands in more than 90 countries. The company markets Pennzoil and Quaker State brand motor oils, the number one and number two selling motor oils in the United States. Jiffy Lube(R), a wholly owned subsidiary of Pennzoil-Quaker State Company, is the world's largest fast-lube operator and franchiser.

IMPORTANT LEGAL INFORMATION: Investors and security holders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by Pennzoil-Quaker State Company and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC by Pennzoil-Quaker State Company, at the SEC's web site at www.sec.gov. The proxy statement, and other documents filed with the SEC by Pennzoil-Quaker State Company, may also be obtained for free by directing a request to Pennzoil-Quaker State Company at 700 Milam, Houston, Texas, 77002. Investors may obtain a detailed list of names, affiliations and interests of participants in


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the solicitation of proxies of Pennzoil-Quaker State Company's stockholders to approve the transaction at the following address: 700 Milam, Houston, Texas, 77002.

This document has been approved solely for the purposes of section 21 Financial Services and Markets Act 2000 by Salomon Brothers International Limited, trading as Schroder Salomon Smith Barney of Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB. Schroder Salomon Smith Barney is acting for Shell Oil Company and no one else in connection with the transaction and will not be responsible to any other person for providing the protections afforded to clients of Schroder Salomon Smith Barney or for providing advice in relation to the transaction.

CAUTION CONCERNING FORWARDING-LOOKING STATEMENTS: This press release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the proposed transaction, future financial and operating results and benefits of the pending merger. The following factors, among others, could cause actual results to differ materially from those described herein: failure to obtain certain regulatory approvals; actions of the U.S., foreign and local governments; failure of the requisite number of Pennzoil-Quaker State Company stockholders to approve the proposed transaction; the inability to successfully integrate the businesses of Shell Oil Company and Pennzoil-Quaker State Company; the costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; changing consumer or marketplace trends; the general economic environment; potential or actual litigation challenging the proposed transaction; and other economic, business, competitive and/or regulatory factors affecting businesses generally. More detailed information about certain risk factors is set forth in the Form 20-F filed by Royal Dutch Petroleum Company and The Shell Transport and Trading Company and the Form 10-K filed by Pennzoil-Quaker State Company, and other documents filed with or furnished to the SEC by Royal Dutch Petroleum Company and The Shell Transport and Trading Company and Pennzoil-Quaker State Company. None of Shell Oil Company, Royal Dutch Petroleum Company and The Shell Transport and Trading Company and Pennzoil-Quaker State Company is under any obligation to (and each expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


                                     # # #

Contacts:

Shell
-----
George Smalley (Houston)            (713) 277-7600
James Herbert (London)              44-207-934-3505; 44-7659-129-454
Mike McGarry (New York)             (212) 218-3107

Pennzoil-Quaker State Company
-----------------------------
Ray Scippa                                  (713) 546-8942